                                                                       EXHIBIT E

JOINT
ACCOUNT AGREEMENT

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              We, the undersigned, hereby request you to open a joint trading account in our names, as to which:
CROSS OUT     a)  we are tenants in common, each of us having an undivided
EITHER        interest therein.
CLAUSE A)     b)  we are joint tenants with right of survivorship and not
OR            tenants in common, so that in case of the death of any of us,
CLAUSE B)     the entire account shall become the property of the survivor or
BEFORE        survivors, pursuant to this written agreement.
SIGNING       Whether we are joint tenants or tenants in common, our liability hereunder shall be joint and several and shall be binding upon our heirs, successors and assigns.
              We ratify and confirm all transactions heretofore entered into for the said account by any of us.
              We hereby authorize and instruct you to accept from any one of us any and all orders and instructions for and concerning the said account, as though all of us so ordered or instructed you jointly in regard to the following:
              1   The purchase or sale (long or short) of securities, options, and/or commodities contracts.
              2   The payment of money.
              3   The registration and delivery of securities, options, and/or commodities contracts.
              4   Any other action with reference to this account
              Payment of money may be made from time to time by delivering or sending to any one of us a check made payable to any of our individual order or to our joint order providing, however, we understand and agree that you have the right, in your sole discretion, to refuse to make payment to the individual order of any of us.
              You may require us to prepay for any order. We agree to pay for all transactions no later than 2 p.m. (ET) settlement date. You shall have a general lien on all properties we may have on deposit with you whether singly, jointly or otherwise, and may, without notice to me or my successors, at your discretion, liquidate or transfer any such property to satisfy any indebtedness either or both of us may have to you, or to relieve you of any risk of a deficit existing in any of our accounts.
              We shall be liable for any remaining deficiency in any of our accounts. You may conduct all transactions for us in accordance with the customs and usages of securities firms and of the various exchanges.
              Confirmations, notices, statements of account and communications of every kind with reference to said account may be sent or given by you to any one of us.
              In the event that you shall receive conflicting or inconsistent instructions from any of us, you may follow any of such instructions at your will or you may refrain from executing any of such instructions until they shall have been reconciled in writing to your satisfaction.
              We will give you immediate notice in writing of the death of any one of us. If any one of us shall have died, the estate shall be liable, and the survivor or survivors shall continue liable jointly and severally, for any debit balance or loss in the account, or which you may sustain, by reason of the completion of transactions initiated prior to the receipt by you of written notice of the death of any one of us, or incurred in the liquidation of the account. Each of the undersigned agrees to indemnify you and hold you harmless against any claim or action hereunder or from any claim by any third party arising directly or indirectly from a failure to give such notice.
              This agreement shall inure to the benefit of your successors and assigns and shall remain in effect until an authorized member of your firm shall acknowledge in writing the receipt of a written statement from one of us that he or she wishes to terminate the account, at which time the party giving such notice will not be bound for any further transactions made for the account thereafter, however, he or she shall remain bound for all prior transactions and for all further deliveries to any of us of any assets in the account, and all communications regarding the account.
              .  ARBITRATION IS FINAL AND BINDING ON THE PARTIES.
              .  THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT
                 INCLUDING THE RIGHT TO JURY TRIAL.
              .  PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND
                 DIFFERENT FROM COURT PROCEEDINGS.
              .  THE ARBITRATORS' AWARD IS NOT REQUIRED TO INCLUDE FACTUAL
                 FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.
              .  THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF
                 ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.
              THE UNDERSIGNED AGREES, AND BY CARRYING AN ACCOUNT FOR THE
              UNDERSIGNED YOU AGREE, ALL CONTROVERSIES WHICH MAY ARISE BETWEEN
              US CONCERNING ANY TRANSACTION OR THE CONSTRUCTION, PERFORMANCE OR
              BREACH OF THIS OR ANY OTHER AGREEMENT BETWEEN US, WHETHER ENTERED
              INTO PRIOR, ON OR SUBSEQUENT TO THE DATE HEREOF, SHALL BE
              DETERMINED BY ARBITRATION.
              This contract shall be governed by the laws of the State of New
              York, and shall inure to the benefit of your successors and assigns, and shall be binding on the undersigned, my heirs, executors, representatives, attorneys-in-fact, administrators and assigns. Any controversy arising out of or relating to my account, to transactions with or for me or to this Agreement or the breach thereof, and whether executed or to be executed within or outside of the United States, and any controversy arising out of or relating to transactions in commodities or contracts related thereto executed on or subject to the rules of a contract market designated as such under the Commodity Exchange Act, as amended, shall be settled by arbitration before either the New York Stock
              Exchange, Inc. or the National Association of Securities Dealers,
              Inc. or any other self-regulatory organization of which Prudential
              Securities Incorporated is a member, as I may elect and under the then existing arbitration procedures of the forum I have elected.
              If I do not make such election by registered mail addressed to you at your main office within five (5) days after demand by you that I make such election, then you may make such election. Notice preliminary to, in conjunction with, or incident to such arbitration proceeding, may be sent to me by mail and personal service is hereby waived. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction thereof, without notice to me. No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action; or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until: (i) the class certification is denied; or (ii) the class is decertified; or (iii) the customer is excluded from the class by the court. Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this agreement except to the extent stated herein.

              By signing this agreement, the client acknowledges that he/she has received a copy of this agreement.
              This agreement contains a pre-dispute arbitration clause.


              Mark A. Agee                /s/ Mark A. Agee              9-21-98
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              Name (Please Print)        Signature                      Date


              Sandra Jo Agee             /s/ Sandra Jo Agee             9-21-98
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              Name (Please Print)        Signature                      Date


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              Name (Please Print)        Signature                      Date

GENERAL INFORMATION ABOUT MARGIN
A PRUDENTIAL SECURITIES INCORPORATED MARGIN ACCOUNT ALLOWS AN INVESTOR TO BORROW AGAINST THE VALUE OF THE ELIGIBLE SECURITIES IN THE ACCOUNT. A TRADITIONAL USE OF MARGIN IS TO PURCHASE OR SELL SECURITIES. MARGIN MAINTENANCE REFERS TO THE AMOUNT OF MARKET VALUE THAT AN INVESTOR IS REQUIRED TO MAINTAIN IN HIS ACCOUNT. IF THE VALUE OF THE SECURITIES IN AN INVESTOR'S ACCOUNT FALLS BELOW THE MARGIN MAINTENANCE REQUIREMENT AN INVESTOR IS SUBJECT TO A "MARGIN MAINTENANCE CALL," FROM PRUDENTIAL SECURITIES INCORPORATED. A MAINTENANCE CALL FROM PRUDENTIAL SECURITIES INCORPORATED ASKS THAT THE INVESTOR REPAY ALL OR PART OF THE INVESTOR'S DEBT IN CASH, OR DEPOSIT OR SELL A SUFFICIENT AMOUNT OF SECURITIES TO COVER THE MARGIN MAINTENANCE REQUIRED, WHICH SALE COULD RESULT IN A SUBSTANTIAL REALIZED LOSS TO THE INVESTOR. AN INVESTOR ENTERING INTO A MARGIN AGREEMENT AUTHORIZES PRUDENTIAL SECURITIES INCORPORATED TO LEND SECURITIES THAT PRUDENTIAL SECURITIES INCORPORATED MAY BE CARRYING ON MARGIN FOR THE INVESTOR. IN SOME INSTANCES SUCH LOANS MAY LIMIT AN INVESTOR'S ABILITY TO EXERCISE VOTING RIGHTS IN THE SECURITIES.

1. COMMAND ACCOUNT. I/we ("Client") hereby request that Prudential Securities Incorporated ("Prudential Securities") accept a Prudential Securities COMMAND Account ("COMMAND Account") application in Client's name as appears below. This Agreement sets forth the terms and conditions that govern the COMMAND Account to be provided to the Client, and in consideration of Prudential Securities accepting such COMMAND Account, Client hereby agrees to abide by all such terms and conditions, as of the date of execution.
THE VISA/CHECK ACCOUNT Client understands that, under the terms of this agreement, a COMMAND Account consists of a Prudential Securities margin account (the "Securities Account") which is linked to a choice of either an investment fund ("COMMAND Fund") or to the COMMAND Insured Income Accounts(SM) ("CMIIA") as described in the COMMAND Program Description (the COMMAND Fund and the CMIIA together shall be known as Primary Investment Vehicle), plus a Visa(R) Gold Card Account ("Visa Card Account") and COMMAND Checks ("Checks") provided by The Prudential Bank ("PB")*, with which Prudential Securities maintains an agreement. Under the terms of the Agreement between PB and Prudential Securities, the Visa Card Account may be opened, one or more Visa Gold Cards (the "Card") may be issued, and Checks may be provided for use in the COMMAND Account. The Visa Card Account and Checks shall be referred to as "Visa/Check Account."
TENANCY BY THE ENTIRETY ACCOUNTS For Tenancy by the Entirety Accounts, Clients specifically authorize each other to use the COMMAND Account to buy and sell securities, write checks and use the Visa Gold Card or otherwise use the assets of the COMMAND Account without the prior approval of the other.
FEES Client understands that Prudential Securities will charge the Client an annual fee for services provided hereunder by debiting Client's COMMAND Account. Such fee is paid in advance and set forth in the COMMAND Program Description, the receipt of which Client hereby acknowledges. Client will be informed of any fee changes in advance. Should Client's COMMAND Account be terminated for any reason, Client will not receive a refund of any portion of that annual fee. SPECIAL ACCOUNTS Prudential Securities, in its discretion, may modify the conditions of the COMMAND program for special accounts and limited categories of clients.
     Prudential Securities investment advisory clients that participate in a Prudential Securities sponsored managed account program ("Advisory clients") and Employee Benefit Plan clients on whose behalf Prudential Securities files Form 1099-R with the Internal Revenue Service will not receive the features referenced in Section 3, below.

2.   THE SECURITIES ACCOUNT
PRIMARY FUND AND AUTOMATIC DAILY SWEEP Client may use Client's Securities Account to purchase and sell securities, including options, on margin or otherwise. Concurrent with the opening of Client's COMMAND Account, Client will choose one of the COMMAND Funds or CMIIA as Client's Primary Investment Vehicle. Free credit cash balances in Client's Securities Account of $1 or more will be automatically invested or deposited, on a daily basis, in the Primary Investment Vehicle by means of a purchase order submitted to the Primary Fund or a deposit into CMIIA by Prudential Securities, in accordance with the terms of the COMMAND Fund's prospectus or the Program Description. In addition, Client may make manual purchases of shares of another Money Fund ("Secondary Money Fund") or manual deposits into CMIIA as a Secondary Investment Vehicle. The purchase price for shares of the COMMAND Funds will be the net asset value per share next determined after receipt by a COMMAND Fund of a purchase order. Ordinarily, Prudential Securities may place a purchase order to the COMMAND Funds for shares or make a deposit to the CMIIA on Client's behalf to enable Client to purchase COMMAND Fund shares and earn COMMAND Fund dividends or earn CMIIA interest prior to final collection of deposits received to Client's Securities Account. However, in certain situations a purchase order or deposit entered until free credit cash balances or cash in the form of Federal Funds becomes available to Prudential Securities. Prudential Securities may reasonably withhold access to the funds so advanced until Prudential Securities is satisfied that any and all deposits to Client's Securities Account have been collected.
DIVIDENDS/INTEREST The COMMAND Funds expect to declare dividends daily, as earned, on shares of a COMMAND Fund and will reinvest daily any such dividends in COMMAND Fund shares. Dividends will be credited directly to Clients' COMMAND Account on a monthly basis. Client understands that an investment in shares of the COMMAND Funds is not equivalent to a bank deposit. As with any investment in securities, the value of Client's investment may fluctuate. The shares of beneficial interest of the COMMAND Funds are maintained on the register of the COMMAND Fund. Certificates are not physically issued.
SECURITIES PROTECTION Securities in Clients' Account are protected by the Securities Investor Protection Corporation and additional similar protection is provided through insurance purchased by Prudential Securities. CMIIA balances and interest are insured through the depository institution's Federal Deposit Insurance Corporation coverage.
REDEEMING SHARES FROM PRIMARY INVESTMENT VEHICLE Shares and cash comprising Client's Primary Investment Vehicle will be redeemed (at net asset value) or withdrawn, automatically, to satisfy debit balances in Client's Securities Account. Next, shares and cash comprising Client's Secondary Investment Vehicle will be redeemed (at net asset value) or withdrawn, automatically, to satisfy debit balances in Client's Securities Account. Thereafter, Client's shares in other money market funds managed by Prudential Investment Fund Management LLC ("Prudential Money Funds") or balances in other insured income accounts will be redeemed at their net asset value or withdrawn, automatically, to satisfy debit balances in Client's Securities Account. If Client is eligible and elects the Monthly Automatic Payout feature, and/or the Cash Transfer Service feature, then the liquidation sequence set forth below in Section 3 will be applicable. No fee, commission or other charge will be made with respect to the purchase or redemption of COMMAND Fund or Prudential Money Fund shares or deposit to and withdrawal from CMIIA or other insured income accounts. Affiliates of Prudential Securities receive fees in connection with the operation of the COMMAND Funds. Administration, distribution and advisory fees will be paid by the COMMAND Funds as set forth in the COMMAND Fund prospectus. Client acknowledges receipt of the COMMAND Fund prospectus, which more fully describe the COMMAND Funds and the COMMAND Program Description, which describes the CMIIA.

3. THE PB VISA/CHECK ACCOUNT Client hereby applies to PB for a Visa/Check Account and may request that Checks be provided and, if applicable, that one or more Visa Gold Cards ("Card") be issued for use given to Prudential Securities, or at such other address as Client may hereafter give Prudential Securities in writing, or to Prudential Securities, at its Branch Office servicing Client's Account. All notices and other communications shall be deemed given, if by personal delivery or facsimile transmission, on the date of such delivery or, if by mail, on the date of postmark when deposited, prepaid, in a US Post Office Box.

13. REPRESENTATIONS. Client is of full age and represents that Client is not an employee of any Exchange or of a Member Firm of any Exchange or


*THE PRUDENTIAL BANK MEANS EITHER THE PRUDENTIAL BANK & TRUST COMPANY OR THE PRUDENTIAL SAVINGS BANK F.S.B., EACH OF WHICH IS A SUBSIDIARY OF THE PRUDENTIAL INSURANCE COMPANY OF AMERICA.

the NASD other than Prudential Securities, and that Client will promptly notify Prudential Securities in writing if Client becomes so employed. Unless otherwise agreed in writing, Client agrees to pay commissions, charges, interest and fees at Prudential Securities' prevailing rates which may be changed from time to time without notice to the Client, and to pay Prudential Securities' reasonable attorneys' fees and interest at the highest lawful rate in Prudential Securities must take legal action to collect any amounts due from Client to Prudential Securities. Prudential Securities may require Client to prepay for any order. Client agrees to pay for all transactions no later than settlement date. Prudential Securities shall have a general lien on all properties Client may have on deposit with Prudential Securities either singly or jointly with another or otherwise and may, without notice to Client or Clients' successors, at its discretion, liquidate or transfer any such property in order to satisfy any indebtedness Client may have to Prudential Securities or to relieve Prudential Securities of any risk of a deficit existing in any of Clients' accounts. Client shall be liable for any remaining deficiency in any of Clients' accounts. Prudential Securities may conduct all transactions for Client in accordance with the customs and usages of securities firms and of the various exchanges.

14. ACTS OF GOD. Client understands that Prudential Securities will not be liable for loss caused directly or indirectly by government restrictions, exchange or market rulings, suspension of trading, war, strikes, "Acts Of God" or conditions beyond Prudential Securities's control.

15. CAPTIONS. Section captions have been inserted solely for the purpose of convenience in description and under no circumstances shall be deemed to qualify any of the rights set forth in the provisions.

16.  ARBITRATION/GOVERNING LAW
 .    ARBITRATION IS FINAL AND BINDING ON THE PARTIES.
 .    THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING
     THE RIGHT TO JURY TRIAL.
 .    PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT
     FROM COURT PROCEEDINGS.
 .    THE ARBITRATORS' AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR
     LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.
 .    THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS
     WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.
          I AGREE THAT ALL CONTROVERSIES WHICH MAY ARISE BETWEEN US CONCERNING ANY TRANSACTION (WHETHER EXECUTED OR TO BE EXECUTED WITHIN OR OUTSIDE OF THE UNITED STATES), MY ACCOUNT OR THIS OR ANY OTHER AGREEMENT BETWEEN US, WHETHER ENTERED INTO PRIOR, ON OR SUBSEQUENT TO THE DATE INDICATED ON THE SIGNATURE PAGE, SHALL BE DETERMINED BY ARBITRATION. THE ARBITRATION MAY BE BEFORE EITHER THE NEW YORK STOCK EXCHANGE, INC. OR THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. OR ANY OTHER SELF-REGULATORY ORGANIZATION OF WHICH PRUDENTIAL SECURITIES IS A MEMBER, AS I MAY ELECT AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. IF I DO NOT MAKE SUCH ELECTION BY REGISTERED MAIL ADDRESSED TO YOU AT YOUR MAIN OFFICE WITHIN FIVE (5) DAYS AFTER DEMAND BY YOU THAT I MAKE SUCH ELECTION, THEN YOU MAY MAKE THE ELECTION. ANY NOTICE IN CONNECTION WITH SUCH ARBITRATION PROCEEDING, MAY BE SENT TO ME BY MAIL, AND I HEREBY WAIVE PERSONAL SERVICE. JUDGMENT UPON ANY AWARD RENDERED BY THE ARBITRATORS MAY BE ENTERED IN ANY COURT HAVING JURISDICTION, WITHOUT NOTICE TO ME. NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION; OR WHO IS A MEMBER OF A PUTATIVE CLASS WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (I) THE CLASS CERTIFICATION IS DENIED; OR (II) THE CLASS IS DECERTIFIED; OR (III) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, AND SHALL INURE TO THE BENEFIT OF PRUDENTIAL SECURITIES'S SUCCESSORS AND ASSIGNS, AND SHALL BE BINDING ON THE UNDERSIGNED, CLIENT'S REPRESENTATIVES, ATTORNEYS-IN-FACT, HEIRS, EXECUTORS, ADMINISTRATORS AND ASSIGNS.

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17.  SIGNATURE.  Client hereby consents and agrees to all of the terms and conditions of the Agreement appearing above and as continued on the reverse side.
     FOR CORPORATE ACCOUNTS ONLY: A resolution of Client's Board of Directors authorizing the opening of the COMMAND Account must be attached. Client further warrants to PSI that the officers signing below are authorized and empowered, for and on behalf of the corporation, pursuant to the resolution of the Board of Directors of a margin COMMAND Account with PSI with complete and full authority to act on behalf of the corporation, to receive and distribute funds, write and sign Checks, and make charges on Client's Visa Card on or against Client's Corporate COMMAND Account.
THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE ON PAGE 2, IN SECTION
16.

MARK A. AGEE
--------------------------------------------------
Account Name (Please Print)


X /s/ Mark A. Agee
--------------------------------------------------
Signature


SANDRA JO AGEE
--------------------------------------------------
Account Name (If Joint Account)


X /s/ Sandra  Jo Agee
--------------------------------------------------
Signature

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

PRUDENTIAL                                     CLIENT'S OPENING MARGIN AGREEMENT
SECURITIES

PRUDENTIAL SECURITIES INCORPORATED
One Seaport Plaza
New York, NY  10292

Prudential Securities incorporated is a subsidiary of the Prudential Insurance Company of America, Newark, New Jersey
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                       GENERAL INFORMATION ABOUT MARGIN
     A PRUDENTIAL SECURITIES INCORPORATED MARGIN ACCOUNT ALLOWS AN INVESTOR TO BORROW AGAINST THE VALUE OF THE ELIGIBLE SECURITIES IN THE ACCOUNT. A TRADITIONAL USE OF MARGIN IS TO PURCHASE OR SELL SECURITIES.
     MARGIN MAINTENANCE REFERS TO THE AMOUNT OF MARKET VALUE THAT AN INVESTOR IS REQUIRED TO MAINTAIN IN HIS ACCOUNT. IF THE VALUE OF THE SECURITIES IN AN INVESTOR'S ACCOUNT FALLS BELOW THE MARGIN MAINTENANCE REQUIREMENT AN INVESTOR IS SUBJECT TO A "MARGIN MAINTENANCE CALL," FROM PRUDENTIAL SECURITIES INCORPORATED. A MAINTENANCE CALL FROM PRUDENTIAL SECURITIES INCORPORATED ASKS THAT THE INVESTOR REPAY ALL OR PART OF THE INVESTOR'S DEBT IN CASH, OR DEPOSIT OR SELL A SUFFICIENT AMOUNT OF SECURITIES TO COVER THE MARGIN MAINTENANCE REQUIRED, WHICH SALE COULD RESULT IN A SUBSTANTIAL REALIZED LOSS TO THE INVESTOR.
     AN INVESTOR ENTERING INTO A MARGIN AGREEMENT AUTHORIZES PRUDENTIAL SECURITIES INCORPORATED TO LEND SECURITIES THAT PRUDENTIAL SECURITIES INCORPORATED MAY BE CARRYING ON MARGIN FOR THE INVESTOR. IN SOME INSTANCES SUCH LOANS MAY LIMIT AN INVESTOR'S ABILITY TO EXERCISE VOTING RIGHTS IN THE SECURITIES.
1. I agree as follows with respect to all of my accounts, in which I have an interest alone or with others, which I have opened or open in the future, with you for the purchase and sale of securities and commodities:
2. I am of full age and represent that I am not an employee of any exchange or of a Member Firm of any Exchange or the NASD, or of a bank, trust company, or insurance company and that I will promptly notify you in writing if I become so employed.
3. All transactions for my account shall be subject to the constitution, rules, regulations, customs and usages, as the same may be constituted from time to time, of the exchange or market (and its clearing house, if any) where executed.
4. Any and all credit balances, securities, commodities or contracts relating thereto, and all other property of whatsoever kind, including but not limited to: property belonging to me, owed to me, or in which I may have an interest held by you or carried for my accounts, shall be subject to a general lien, for the discharge of my obligations (including unmatured and contingent obligations) by you. This general lien shall apply to all of my obligations to you, however arising and without regard to whether or not you have made advances with respect to such property. Such credit balances, securities, commodities or contracts relating thereto and all other property, as referenced above, may, without notice to me, be carried in your general loans, and, consistent with the Lending Agreement below, all securities may be pledged, repledged, hypothecated or rehypothecated, separately or in common with other securities or any other property, for the sum due to you thereon or for a greater sum, without retaining in your possession and control, for delivery a like amount of similar securities or other property. At any time and from time to time you may, in your discretion, without notice to me, apply and/or transfer any securities, commodities, contracts relating thereto, cash or any other property therein, interchangeably between any accounts in which I may have an interest whether individual, joint, or otherwise or from any of my accounts to any account guaranteed by me. You are specifically authorized to transfer to my cash account on the settlement day following a purchase made in that account, excess funds available in any of my other accounts, including but not limited to any free balances in any margin account or in any non-regulated commodities account, sufficient to make full payment of this cash purchase. I agree that any debit occurring in any of my accounts may be transferred by you at your option to my margin account.

5. I will maintain such margins as you may in your discretion require from time to time and will pay on demand any debit balance owing with respect to any of my accounts. Whenever in your discretion you deem it desirable for your protection, (and without the necessity of a margin call) including but not limited to an instance where a petition in bankruptcy or for the appointment of a receiver is filed by or against me, or an attachment is levied against my account, or in the event of notice of my death or incapacity, or in compliance with the orders of any Exchange, you may, without prior demand, tender, and without any notice of the time or place of sale, all of which are expressly waived, sell any or all securities, or commodities or contracts relating thereto which may be in your possession, or which you may be carrying for me, or buy any securities, or commodities or contracts relating thereto of which my account or accounts may be short, in order to close out in whole or in part any commitment in my behalf or you may place stop orders with respects to such securities or commodities and such sale or purchase may be made at your discretion on any Exchange or other market where such business is then transacted, or at public auction or private sale, with or without advertising and neither any demands, calls, tenders or notices which you may make or give in any one or more instances nor any prior course of conduct or dealings between us shall invalidate the aforesaid waivers on my part. You shall have the right to purchase for your own account any or all of the aforesaid property at any such sale, discharged of any right of redemption, which is hereby waived.
6. All orders for the purchase or sale of commodities for future delivery may be closed out by you as and when authorized or required by the Exchange where made. Against a "long" position in any commodity contract, prior to maturity thereof, and at least five business days before the first notice day of the delivery month, I will give instructions to liquidate, or place you in sufficient funds to take delivery; and in default thereof, or in the event such liquidating instructions cannot be executed under prevailing conditions, you may, without notice or demand, close out the contracts or take delivery and dispose of the commodity upon any terms and by any method which may be feasible. Against a "short" position in any commodity contract, prior to maturity thereof, and at least five business days before the last trading day of the delivery month, I will give you instructions to cover, or furnish you with all necessary delivery documents; and in default thereof, you may without demand or notice, cover the contracts, or if orders to buy in such contracts cannot be executed under prevailing conditions, you may procure the actual commodity and make delivery thereof upon any terms and by any method which may be feasible.
7. All transactions in any of my accounts are to be paid for or required margin deposited no later than 2:00 p.m. (ET) on the settlement date.
8. I agree to pay interest and service charges upon my accounts monthly at the prevailing rate as determined by you.
9. I agree that, in giving orders to sell, all "short" sale orders will be designated as "short" by me and all "long" sale orders will be designated as "long" by me and that the designation of a sell order as "long" is a representation on my part that I own the security and, if the security is not in your possession that it is not then possible to deliver the security to you forthwith and I will deliver ii on or before the settlement date.
10. Reports of the execution of orders and statements of my account shall be conclusive if not objected to in writing addressed to the branch manager of the office servicing such account(s) within five days and ten days, respectively, after transmittal to me by mail or otherwise.
11. All communications including margin calls may be sent to me at my address given you, or at such other address as I may hereafter give you in writing, and all communications so sent, whether in writing or otherwise, shall be deemed given to me personally, whether actually received or not.
12. No waiver of any provision of this agreement shall be deemed a waiver of any other provision, nor a continuing waiver of the provision or provisions so waived.
13. I understand that no provision of this agreement can be amended or waived except in writing signed by an officer of your Company, and that this agreement shall continue in force until its termination by me is acknowledged in writing by an officer of your Company; or until written notice of termination by you shall have been mailed to me at my address last given you.

14.  .  ARBITRATION IS FINAL AND BINDING ON THE PARTIES.
     . THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.
     . PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.
     . THE ARBITRATORS' AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.
     . THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.
THE UNDERSIGNED AGREES, AND BY CARRYING AN ACCOUNT FOR THE UNDERSIGNED YOU AGREE, ALL CONTROVERSIES WHICH MAY ARISE BETWEEN US CONCERNING ANY TRANSACTION OR THE CONSTRUCTION, PERFORMANCE OR BREACH OF THIS OR ANY OTHER AGREEMENT BETWEEN US, WHETHER ENTERED INTO PRIOR, ON OR SUBSEQUENT TO THE DATE HEREOF, SHALL BE DETERMINED BY ARBITRATION.
THIS CONTRACT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, AND SHALL INURE TO THE BENEFIT OF YOUR SUCCESSORS AND ASSIGNS, AND SHALL BE BINDING ON THE UNDERSIGNED, MY HEIRS, EXECUTORS, REPRESENTATIVES, ATTORNEYS-IN-FACT, ADMINISTRATORS AND ASSIGNS. ANY CONTROVERSY ARISING OUT OF OR RELATING TO MY ACCOUNT, TO TRANSACTIONS WITH OR FOR ME OR TO THIS AGREEMENT OR THE BREACH THEREOF, AND WHETHER EXECUTED OR TO BE EXECUTED WITHIN OR OUTSIDE OF THE UNITED STATES, SHALL BE SETTLED BY ARBITRATION BEFORE EITHER THE NEW YORK STOCK EXCHANGE, INC. OR THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. OR ANY OTHER SELF-REGULATORY ORGANIZATION OF WHICH PRUDENTIAL SECURITIES INCORPORATED IS A MEMBER, AS I MAY ELECT AND UNDER THE THEN EXISTING ARBITRATION PROCEDURES OF THE FORUM I HAVE ELECTED. IF I DO NOT MAKE SUCH ELECTION BY REGISTERED MAIL ADDRESSED TO YOU AT YOUR MAIN OFFICE WITHIN FIVE (5) DAYS AFTER DEMAND BY YOU THAT I MAKE SUCH ELECTION, THEN YOU MAY MAKE SUCH ELECTION. NOTICE PRELIMINARY TO, IN CONJUNCTION WITH, OR INCIDENT TO SUCH ARBITRATION PROCEEDING, MAY BE SENT TO ME BY MAIL AND PERSONAL SERVICE IS HEREBY WAIVED. JUDGMENT UPON ANY AWARD RENDERED BY THE ARBITRATORS MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF, WITHOUT NOTICE TO ME. NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION; OR WHO IS A MEMBER OF A PUTATIVE CLASS WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (I) THE CLASS CERTIFICATION IS DENIED; OR (II) THE CLASS IS DECERTIFIED; OR (III) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.
15. If any provision hereof is or at any time should become inconsistent with any present or future law, rule or regulation of any securities or commodities exchange or of any sovereign government or a regulatory body thereof and if any of these bodies have jurisdiction over the subject matter of this agreement, said provision shall be deemed to be superseded or modified to conform to such law, rule or regulation, but in all other respects this agreement shall continue and remain in full force and effect.

LENDING AGREEMENT
YOU AND ANY FIRM SUCCEEDING TO YOUR FIRM ARE HEREBY AUTHORIZED FROM TIME TO TIME TO LEND SEPARATELY OR TOGETHER WITH THE PROPERTY OF OTHERS, EITHER TO YOURSELVES OR TO OTHERS, ANY PROPERTY, TOGETHER WITH ALL ATTENDANT RIGHTS OF OWNERSHIP, WHICH YOU MAY BE CARRYING FOR ME ON MARGIN. IN CONNECTION WITH SUCH LOANS, YOU MAY RECEIVE AND RETAIN CERTAIN BENEFITS TO WHICH I WILL NOT BE ENTITLED. IN CERTAIN CIRCUMSTANCES, SUCH LOANS MAY LIMIT, IN WHOLE OR IN PART, MY ABILITY TO EXERCISE VOTING RIGHTS OF THE SECURITIES LENT. THIS AUTHORIZATION SHALL APPLY TO ALL ACCOUNTS CARRIED BY YOU FOR ME AND SHALL REMAIN IN FULL FORCE UNTIL WRITTEN NOTICE OF REVOCATION IS RECEIVED BY YOU AT YOUR PRINCIPAL OFFICE IN NEW YORK.

BY SIGNING THIS AGREEMENT, I ACKNOWLEDGE THAT MY SECURITIES MAY BE LOANED TO YOU OR LOANED OUT TO OTHERS.
BY SIGNING THIS AGREEMENT, I ACKNOWLEDGE THAT I HAVE RECEIVED A COPY OF THIS AGREEMENT.
THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE AT PAGE 2 AT PARAGRAPH 14.


X  /s/ Mark A. Agee                 Mark A. Agee                        9-21-98
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Client's Signature (Please Sign and Print)                              Date


X  /s/ Sandra Jo Agee               Sandra Jo Agee                      9-21-98
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Client's Signature (Please Sign and Print)                              Date